Release:    April 20, 2018

CP, TCRC-Train & Engine and IBEW take significant steps forward, avoid work stoppage

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) has reached an agreement with both the Teamsters Canada Rail Conference-Train & Engine (TCRC) and the International Brotherhood of Electrical Workers (IBEW), which averts the potential work stoppage of 12:01 am Eastern time tomorrow, April 21, 2018.

On the recommendation of federal mediators, the Minister of Labour will direct the Canadian Industrial Relations Board to administer a ratification vote on each of the company’s final offers to the TCRC and IBEW.
“I want to thank the leadership of the TCRC, IBEW, and Federal Mediation and Conciliation Service for their hard work, collaboration and openness to getting this situation resolved without a work stoppage,” said Keith Creel, CP President and CEO. “This is tremendous news for our employees, our customers and the Canadian economy.”

CP will immediately begin to execute a safe and structured start-up of its train operations in Canada. As a result of today’s announcement, there will be no disruption to the commuter rail companies operating on CP’s network and CP will be able to continue to provide safe and efficient freight service for our customers.
There are approximately 3,000 conductors and engineers represented by the TCRC. Approximately 360 signal maintainers are represented by the IBEW.

No further details will be made available at this time.
Forward looking information

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited to, collective bargaining between CP and its labour unions, potential work stoppage and CP’s business, operations and service. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance.  Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.  These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of

Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR
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